CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 27, 2012 on the financial statements and financial highlights of Congress Large Cap Growth Fund, a series of shares of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                 /s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 23, 2012